SECOND AMENDMENT TO FUND PARTICIPATION AGREEMENT

        Great-West Life & Annuity Insurance Company ("GWL&A"), on its behalf and on behalf of its separate accounts ("Accounts"), Dreyfus Stock Index Fund, Inc. (formerly known as Dreyfus Life and Annuity Index Fund, Inc., d/b/a Dreyfus Stock Index Fund) and Dreyfus Variable Investment Fund (the "Funds") hereby agree to amend the Fund Participation Agreement entered into as of the 31st day of December 1998, as amended March 15, 1999 and January 1, 2002 (the "Agreement.")

        WHEREAS, GWL&A and the Funds entered into the Agreement to allow GWL&A to purchase shares of the Funds on behalf of the Accounts, to fund certain registered variable life and annuity contracts,

        WHEREAS, GWL&A and the Funds wish to amend the Agreement to add additional Accounts, and to allow additional affiliated Dreyfus insurance product funds to be available to the Accounts,

        NOW THEREFORE, the Agreement is hereby amended as follows:

1. If the Agreement conflicts with any provision of this Amendment, this Amendment shall control.

2. All provisions of the Agreement not addressed by this Amendment shall remain in full force and effect.

3. Schedule A of the Agreement is hereby deleted in its entirety, and replaced with the amended Schedule A, attached hereto, and incorporated herein. The third and fourth lines of the recital paragraph are hereby modified as follows:

        "on its own behalf, and on behalf of the separate accounts listed on Schedule A attached hereto, and incorporated herein by reference (collectively, the "Accounts");"

4. The recital paragraph is hereby modified by adding Dreyfus Investment Portfolios and The Dreyfus Socially Responsible Growth Fund, Inc. as parties to the Agreement.

5. The Funds, Dreyfus Investment Portfolios, and The Dreyfus Socially Responsible Growth Fund, Inc. will collectively be referred to as the "Fund" throughout the Agreement.

6. The third WHEREAS clause of the Agreement is hereby amended to make reference to the orders from the SEC obtained by Dreyfus Investment Portfolios and The Dreyfus Socially Responsible Growth Fund, Inc. dated February 5, 1998 (File No. 812-10604), which will be collectively referred to with the similar orders referred to in that clause obtained by the Funds as the "Mixed and Shared Funding Exemptive Order."

7. The fifth WHEREAS clause of the Agreement is hereby deleted and replaced by the following:

        "WHEREAS, GWL&A has registered certain variable annuity contracts supported wholly or partially by each of the Accounts (the "Contracts") under the 1933 Act, and said Contracts and Accounts are listed in Schedule A attached hereto, and incorporated herein by reference, as such Schedule may be amended from time to time my mutual written agreement (or has not registered said Contracts because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act, or will be offered exclusively in transactions that are properly exempt from registration under Section 4(a)(2) of Regulation D of the 1940 Act, in which case, the Company will make every effort to maintain such exemption, and will notify the Fund immediately upon having a reasonable basis for believing that such exemption no longer applies, or might not apply in the future); and"

8. The seventh WHEREAS clause of the Agreement is hereby deleted and replaced with the following:

        "WHEREAS, GWL&A has registered the Accounts as unit investment trusts under the 1940 Act (or has not registered such Accounts, in proper reliance upon an exemption from registration under Section 3(c) of the 1940 Act, in which case GWL&A will make every effort to maintain such exemption, and will notify the Fund immediately upon having a reasonable basis for believing that such exemption no longer applies in the future), and has registered the securities deemed to be issued by the Accounts under the 1933 Act (or has not registered said securities because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act, or will be offered exclusively in transactions that are properly exempt from registration under Section 4(a)(2) of Regulation D of the 1940 Act, in which case the GWL&A will make every effort to maintain such exemption and will notify the Fund immediately upon having a reasonable basis for believing that such exemption no longer applies in the future); and"

9. The following paragraph is hereby added under Article I of the Agreement:

        "1.11 To the extent that an Account is properly exempt from registration under the 1940 Act, at least once annually, at the request of a Fund, or its designee, GWL&A will certify the amount of purchases and redemptions of fund shares from such Account for the Fund's most recent fiscal year end."

10. Article II, paragraph 2.1 is hereby deleted and replaced with the following:

        "GWL&A represents and warrants that the Contracts and the securities deemed to be issued by each of the Accounts under the Contracts are, or will be, registered under the 1933 Act (or will not be registered because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act, or will be offered exclusively in transactions that are properly exempt from registration under Section 4(a)(2) of Regulation D of the 1940 Act, in which case, the Company will make every effort to maintain such exemption, and will notify the Fund immediately upon having a reasonable basis for believing that such exemption no longer applies, or might not apply in the future); that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. GWL&A further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, and that it has legally and validly established each of the Accounts prior to any issuance or sale of units thereof as a segregated asset account under Section 10-7-401, et seq., of the Colorado Insurance Law, and has registered each of the Accounts as a unit investment trust (or has not registered such Accounts, in proper reliance upon an exemption from registration under Section 3(c) of the 1940 Act, in which case GWL&A will make every effort to maintain such exemption, and will notify the Fund immediately upon having a reasonable basis for believing that such exemption no longer applies in the future), to serve as a segregated investment account for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding, as required by applicable law."

11. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the amended Schedule B attached hereto and incorporated herein.

12. After the effective date of this Amendment, GWL&A, the Funds, Dreyfus Investment Portfolios, and The Dreyfus Socially Responsible Growth Fund, Inc. assume all rights and liabilities under the Agreement, may enforce the Agreement in accordance with its terms, and may take all proper legal measures for the complete enjoyment of all rights pursuant to the Agreement, as applicable to each respective party.

    IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and effective as of December 1, 2004. Each party hereby warrants and represents that its signatory, whose signature appears below, has been, and is, as of the date of this Amendment, duly authorized by all necessary and appropriate corporate action to execute this Amendment.


    GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY



    By:        ________________________________________

    Name:      ________________________________________

    Title:     ________________________________________


    ON BEHALF OF THE FUNDS LISTED ON SCHEDULE B, ATTACHED HERETO:



    By:        ________________________________________

    Name:      ________________________________________

    Title:     ________________________________________

                                   SCHEDULE A


    Contracts                                               Form Numbers
    ---------                                               ------------
    AICPA Variable Annuity                                  J438
    Individual Flexible Premium
    Variable Universal Life Insurance                       J355, J350, J350rev


    Separate Accounts
    Separate Account Maxim Series Account
    COLI VUL Series Account 2
    COLI VUL Series Account 7  (an unregistered separate account)


                                   SCHEDULE B

CODE                               FUND
              Dreyfus Investment Portfolios
165                   Core Bond Portfolio - Initial Shares
411                   Core Bond Portfolio - Service Shares
172                   Core Value Portfolio - Initial Shares
412                   Core Value Portfolio - Service Shares
192                   Emerging Leaders Portfolio - Initial Shares
413                   Emerging Leaders Portfolio - Service Shares
193                   Founders Discovery Portfolio - Initial Shares
416                   Founders Discovery Portfolio - Service Shares
176                   Founders Growth Portfolio - Initial Shares
417                   Founders Growth Portfolio - Service Shares
177                   Founders International Equity Portfolio - Initial Shares
418                   Founders International Equity Portfolio - Service Shares
174                   MidCap Stock Portfolio - Initial Shares
421                   MidCap Stock Portfolio - Service Shares
410                   Small Cap Stock Index Portfolio
175                   Technology Growth Portfolio - Initial Shares
422                   Technology Growth Portfolio - Service Shares

111           The Dreyfus Socially Responsible Growth Fund, Inc. - Initial Shares
423           The Dreyfus Socially Responsible Growth Fund, Inc. - Service Shares

763           Dreyfus Stock Index Fund, Inc. - Initial Shares
427           Dreyfus Stock Index Fund, Inc. - Service Shares

              Dreyfus Variable Investment Fund
112                   Appreciation Portfolio - Initial Shares
400                   Appreciation Portfolio - Service Shares
154                   Balanced Portfolio - Initial Shares
399                   Balanced Portfolio - Service Shares
121                   Developing Leaders Portfolio (formerly, Small Cap Portfolio) - Initial Shares
407                   Developing Leaders Portfolio (formerly, Small Cap Portfolio) - Service Shares
150                   Disciplined Stock Portfolio - Initial Shares
401                   Disciplined Stock Portfolio - Service Shares
152                   International Value Portfolio - Initial Shares
404                   International Value Portfolio - Service Shares
156                   Limited Term High Yield Portfolio (formerly, Limited Term High Income
                      Portfolio) - Initial Shares
405                   Limited Term High Yield Portfolio (formerly, Limited Term High Income
                      Portfolio) - Service Shares
117                   Money Market Portfolio
120                   Quality Bond Portfolio - Initial Shares
406                   Quality Bond Portfolio - Service Shares
151                   Small Company Stock Portfolio - Initial Shares
408                   Small Company Stock Portfolio - Service Shares
108                   Growth and Income Portfolio - Initial Shares
402                   Growth and Income Portfolio - Service Shares
109                   International Equity Portfolio - Initial Shares
403                   International Equity Portfolio - Service Shares
118                   Special Value Portfolio - Initial Shares
409                   Special Value Portfolio - Service Shares